Exhibit 99.1

Processa Pharmaceuticals to Present at the H.C. Wainwright BIOCONNECT 2021 Virtual Conference

HANOVER, MD., -– Processa Pharmaceuticals, Inc. (NASDAQ: PCSA), (“Processa” or the “Company”), a clinical-stage biopharmaceutical company developing products to improve the survival and/or quality of life for patients who have unmet medical needs, announced today that management will present at the H.C. Wainwright BIOCONNECT 2021 Virtual Conference.

The presentation is now available for on-demand listening by visiting https://hcwevents.com/bioconnect/#. The press release can also be viewed on our website at https://processapharmaceuticals.com/investors-events.php.

About Processa Pharmaceuticals, Inc.

The mission of Processa is to develop products with existing clinical evidence of efficacy for patients with unmet or underserved medical conditions who need treatment options that improve survival and/or quality of life. The Company uses these criteria for selection to further develop its pipeline programs to achieve high-value milestones effectively and efficiently. Active pipeline programs include: PCS6422 (metastatic colorectal cancer and breast cancer), PCS499 (ulcerative necrobiosis lipoidica) and PCS12852 (GI motility/gastroparesis). The members of the Processa development team have been involved with more than 30 drug approvals by the FDA (including drug products targeted to orphan disease conditions) and more than 100 FDA meetings throughout their careers. For more information, visit the company’s website at www.ProcessaPharma.com.

Forward-Looking Statements

This release contains forward-looking statements. The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. Actual future performance outcomes and results may differ materially from those expressed in forward-looking statements. Please refer to the registration statement relating to the securities being sold in this offering, which identifies important risk factors which could cause actual results to differ from those contained in the forward-looking statements.

For More Information:
Michael Floyd
mfloyd@processapharma.com
301-651-4256

James Carbonara
Hayden IR
(646) 755-7412
james@haydenir.com